Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PriceSmart, Inc. of our reports dated November 3, 2006, with respect to the consolidated financial statements of PriceSmart, Inc., PriceSmart, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PriceSmart, Inc., included in the 2006 Annual Report to Shareholders of PriceSmart, Inc.

Our audits also included the financial statement schedule of PriceSmart, Inc. listed in Item 15. This schedule is the responsibility of PriceSmart, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-38345, No. 333-61067, No. 333-82220, No. 333-102947 and No. 333-132173 pertaining to the 1997 Stock Option Plan, the 1998 Equity Participation Plan, the 2001 Equity Participation Plan and the 2002 Equity Participation Plan) and Form S-3 (No. 333-42374, No. 333-67106, No. 333-83412, No. 333-86552, No. 333-96811 and No. 333-100757) of PriceSmart, Inc. and in the related prospectuses of our reports dated November 3, 2006, with respect to the consolidated financial statements of PriceSmart, Inc., PriceSmart, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PriceSmart, Inc., incorporated by reference in the 2006 Annual Report to Shareholders of PriceSmart, Inc. and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Diego, California

November 7, 2006